Exhibit 21.1

SUBSIDIARIES OF TRINSEO PLC

AS OF DECEMBER 31, 2025

Entity Name	Jurisdiction
1. Trinseo Belgium B.V.	Belgium
2. Trinseo Operating Belgium B.V.	Belgium
3. Trinseo Canada ULC	Canada
4. Styron Synthetic Materials (Shanghai) Company Limited	China
5. Trinseo Polymers (Zhangjiagang) Company Limited	China
6. Altuglas International Denmark A/S	Denmark
7. Trinseo Suomi Oy	Finland
8. Altuglas International SAS	France
9. Trinseo France S.A.S.	France
10. Trinseo Deutschland Anlagengesellschaft mbH	Germany
11. Trinseo Deutschland GmbH	Germany
12. Trinseo (Hong Kong) Limited	Hong Kong
13. Trinseo Materials (Hong Kong) Limited	Hong Kong
14. Trinseo India Trading Private Limited	India
15. PT Trinseo Materials Indonesia	Indonesia
16. PT Trinseo Operating Indonesia	Indonesia
17. Trinseo Finance Ireland Unlimited Company	Ireland
18. Trinseo Ireland Global IHB Limited	Ireland
19. Trinseo Ireland Holdings Limited	Ireland
20. Trinseo Services Ireland Limited	Ireland
21. A.P.I. Applicazioni Plastiche Industriali S.p.A.	Italy
22. Altuglas S.r.l.	Italy
23. Trinseo Italia S.R.L.	Italy
24. Trinseo Japan Y.K.	Japan
25. Trinseo Korea Ltd.	Korea
26. Trinseo Holding S.à r.l.	Luxembourg
27. Trinseo Luxco S.à r.l.	Luxembourg
28. Trinseo Luxco Finance SPV S.à r.l.	Luxembourg
29. Altuglas Mexico, S.A. de C.V.	Mexico
30. Trinseo de México S. de R.L. de C.V.	Mexico
31. Heathland B.V.	The Netherlands
32. Styron Netherlands Holding Company B.V.	The Netherlands
33. Trinseo Holding B.V.	The Netherlands
34. Trinseo Netherlands B.V.	The Netherlands
35. Trinseo Holdings Asia Pte. Ltd.	Singapore
36. Trinseo Singapore Pte. Ltd.	Singapore
37. Trinseo Sverige AB	Sweden
38. Trinseo Europe GmbH	Switzerland
39. Trinseo Export GmbH	Switzerland
40. Taiwan Trinseo Limited	Taiwan
41. Trinseo Kimya Ticaret Limited Şirketi	Turkey
42. Trinseo UK Limited	England and Wales
43. Altuglas LLC	USA – Delaware
44. Americas Styrenics LLC[1]	USA – Delaware
45. Trinseo LLC	USA – Delaware
46. Trinseo Materials Finance, Inc.	USA – Delaware
47. Trinseo NA Finance LLC	USA – Delaware
48. Trinseo NA Finance SPV LLC	USA – Delaware
49. Trinseo U.S. Holding, Inc.	USA – Delaware

50. Trinseo U.S. Receivables Company SPV LLC	USA – Delaware
51. Aristech Surfaces LLC	USA – Kentucky

1 Represents a joint venture company of which the registrant indirectly owns 50% of the voting equity.